FOR IMMEDIATE RELEASE	Investor Contact: Martie Edmunds Zakas
October 27, 2011	Sr. Vice President - Strategy, Corporate Development &
Communications
770-206-4237
mzakas@muellerwp.com
Media Contact: John Pensec
Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

Thomas Hansen Elected to Mueller Water Products' Board of Directors

ATLANTA (October 27, 2011) -- Mueller Water Products, Inc. (NYSE: MWA), a leading manufacturer and marketer of products and services that are used in the transmission and distribution of safe, clean drinking water and in water treatment facilities, announced today that Thomas J. Hansen, vice chairman of Illinois Tool Works Inc. (ITW), has been elected to its board of directors. ITW is a manufacturer of fasteners and components, consumable systems and a variety of specialty products and equipment.
Hansen, 62, is responsible for ITW's Worldwide Automotive Components and Fasteners and its Industrial Metal and Plastic businesses. Hansen joined ITW in 1980 as sales and marketing manager of the company's Shakeproof Industrial Products businesses. From 1998 until 2006, he served as executive vice president of ITW.
"We are delighted to have Tom Hansen join our board of directors,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “His broad experience in manufacturing and general management will be invaluable to us as we continue to position the Company for growth.”
Hansen is a member of the board of directors of Terex Corporation, and from 2005 through 2008 he also served as a director of CDW Corporation. Hansen is a member of the Northern Illinois University Executive Club, a member of the Economics Club of Chicago, chairman of The ITW Better Government Council, and a former member of the board of trustees of MAPI (Manufacturers Alliance).
Hansen graduated from Northern Illinois State University in 1971 with a Bachelor of Science degree in Marketing, and he received a Master of Arts degree in Business Administration from Governors State University in 1978. He also completed classes at Rutgers University's Masters in Business Administration program.
Safe Harbor Statement
This press release contains certain statements that may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

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•the spending level for water and wastewater infrastructure;
•the demand level of manufacturing and construction activity;
•our ability to service our debt obligations; and
•the other factors that are described in the section entitled "RISK FACTORS" in Item 1A of our most recently filed Annual Report on Form 10-K and in Part I, Item 1A of our Quarterly report on Form 10-Q for the quarter ended March 31, 2011.

Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.
Mueller Water Products, Inc. is headquartered in Atlanta, GA and manufactures and markets products and services that are used in the transmission and distribution of safe, clean drinking water and in water treatment facilities. Our broad product portfolio includes engineered valves, fire hydrants, pipe fittings, water meters and ductile iron pipe, which are used by municipalities, as well as the residential and non-residential construction industries. Net sales for the year ended June 30, 2011 were $1.3 billion and total employees were approximately 4,800 at June 30, 2011. The Company operates primarily through three segments: Mueller Co., U.S. Pipe and Anvil. The Company's common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products, Inc., please visit our website at www.muellerwaterproducts.com.
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